                                                                    Exhibit 4.11


          REMARKETING AGREEMENT, dated as of July 14, 2000 (this "Agreement"),
                                                                  ---------
among (i) Radio One, Inc., a Delaware corporation (the "Company"), (ii) American
                                                        -------
Stock Transfer & Trust Co., as Tender Agent and (iii) Credit Suisse First Boston Corporation, a Massachusetts corporation (together with its successors and assigns, the "Remarketing Agent").
              -----------------


                                    RECITALS

          WHEREAS the Company is issuing on today's date or has heretofore issued $260,000,000 (or up to $310,000,000 to the extent the option granted by the Company is exercised in full) aggregate Liquidation Amount (as defined below) of 6 1/2% Convertible Preferred Securities Remarketable Term Income Deferrable Equity Securities (HIGH TIDES)(SM) (the "HIGH TIDES");
                                                 ----------

          NOW, THEREFORE, the parties hereto agree as follows:

          1.  Definitions.  (a)  The following terms shall have the meanings
              ------------
indicated below:

          "Broker-Dealer" has the meaning assigned to such term in Section 5.
           -------------

          "Broker-Dealer Agreement" means an agreement between the Remarketing
           -----------------------
Agent and a Broker-Dealer.

          "Business Day" means a day other than (a) a Saturday or Sunday, (b) a
           ------------
day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Remarketing Agent is closed for business.

          "Cause" means any one of the following events or circumstances shall
           -----
have occurred and be continuing: (i) the bankruptcy or insolvency of the Remarketing Agent; or (ii) the Remarketing Agent shall cease to be registered as a broker-dealer under the Exchange Act.

          "Certificate of Designations" means the certificate of designation,
           ---------------------------
filed by the Company with the Secretary of State of the State of Delaware, setting forth the rights and preferences of the HIGH TIDES.

          "Class D Common Stock" has the meaning assigned to such term in the
           --------------------
Certificate of Designations.

          "Closing Price" means for any security on any day the last reported
           -------------
sale price of the security on that day, or in case no sale takes place on that day, the average of the closing bid and asked prices in each case on the principal national securities exchange on which the securities are listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. or any successor national automated interdealer quotation system (the "NNM") or, if the securities are not listed or admitted to trading on any national securities exchange or quoted on the NNM, the average of the closing bid and asked prices of the security in the over-the-counter market as furnished by any New York Stock Exchange member firm selected by the Company for that purpose.

          "Commission" means the Securities and Exchange Commission or any
           ----------
successor thereto.

          "Company" has the meaning assigned to such term in the preamble to
           -------
this Agreement.

          "Comparable Treasury Issue" means the United States Treasury security
           -------------------------
selected by the Quotation Agent that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities.

          "Comparable Treasury Price" means (A) the arithmetic mean of five
           -------------------------
Reference Treasury Dealer Quotations for the reset date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the arithmetic mean of all such Reference Treasury Dealer Quotations.

          "Convertible Remarketing" has the meaning specified in Section 2(d).
           -----------------------

          "Disclosure Documents" means the Registration Statement, or if the
           ---------------------
Registration Statement is not required to be filed with the Commission pursuant to Section 2(b), the Nonregistered Offering Documents, including any preliminary offering document or Preliminary Prospectus, as applicable, and as each may be amended or supplemented, and in each case, including any information incorporated by reference therein.

          "Dividend" has the meaning assigned to such term in the Certificate of
           --------
Designations.

          "Effective Time" means the date and time as of which the Registration
           --------------
Statement or its most recent post-effective amendment is declared effective by the Commission.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended
           ------------
from time to time, and the rules and regulations promulgated thereunder.

          "Exchange Act Reports" means any annual or other reports of the
           --------------------
Company filed with the Commission or sent to holders of their securities, in each case pursuant to the Exchange Act.

          "Failed Remarketing" means an Initial Failed Remarketing or a Final
           ------------------
Failed Remarketing.

          "Final Failed Remarketing" has the meaning specified in Section 2(d).
           ------------------------

          "Final Remarketing" has the meaning specified in Section 2(d).
           -----------------

          "Final Remarketing Period" means the period beginning on the Business
           ------------------------
Day immediately following the Initial Remarketing Termination Date and ending on the day which is ten (10) Business Days (or such shorter period as shall be agreed to by the Remarketing Agent) after the Initial Remarketing Termination Date.

          "Final Reset Date" means July 15, 2005.
           ----------------

          "Global Security Certificate" means the "Firm Global Securities" or
           ---------------------------
any "Optional Global Security", as such terms are defined in the Purchase Agreement.

          "HIGH TIDES" has the meaning assigned to such term in the recitals to
           ----------
this Agreement.

          "Initial Failed Remarketing" has the meaning specified in Section
           --------------------------
2(d).

          "Initial Remarketing" has the meaning specified in Section 2(d).
           -------------------

          "Initial Remarketing Period" means the period beginning on the first
           --------------------------
Business Day immediately following the Tender Notification Date and ending on the day which is ten (10) Business Days (or such shorter period as shall be agreed to by the Remarketing Agent) after the Tender Notification Date.

          "Initial Remarketing Termination Date" means the tenth (10) Business
           ------------------------------------
Day following the Tender Notification Date (or such shorter period as shall be agreed to by the Remarketing Agent).

          "Liquidation Amount" means, with respect to a HIGH TIDES, its stated
           ------------------
liquidation amount of $1,000.

          "Market Event" means the occurrence of (i) a change in U.S. or inter-
           ------------
national financial, political or economic conditions or currency exchange rates or exchange controls as would, in the sole judgment of the Remarketing Agent, be likely to prejudice materially the success of the Remarketing, issue, sale or distribution of the Subject Securities, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the sole judgment of the Remarketing Agent, is material and adverse and makes it impractical or inadvisable to proceed with completion of the Remarketing or the sale of and payment for the Subject Securities; (B) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the sole judgment of the Remarketing Agent, the effect of any of the events specified in
(B), (C), (D) or (E) makes it impractical or inadvisable to proceed with completion of the Remarketing or the sale of and payment for the Subject Securities.

          "Maximum Rate" means a rate equal to the 30-Year Treasury Rate plus 6%
           ------------
per annum.

          "No Registration Opinion" means an opinion of Securities Counsel that
           -----------------------
the securities issuable in the Remarketing do not need to be registered under the Securities Act and that no other filing of any kind is required to be made with the Commission as a condition to the sale of such securities, which No Registration Opinion shall be reasonably satisfactory to the Remarketing Agent and its counsel.

          "Nonconvertible Remarketing" has the meaning specified in Section
           --------------------------
2(d).

          "Nonregistered Offering Documents" has the meaning specified in
           --------------------------------
Section 6(a).

          "Offering Circular" means the Confidential Offering Circular dated as
           -----------------
of July 10, 2000, prepared by the Company in connection with the Offering of the HIGH TIDES.

          "Par Amount" means $1,000 per Subject Security.
           ----------

          "Paying Agent" means American Stock Transfer & Trust Co.
           ------------

          "Preliminary Prospectus" means each prospectus included in the
           ----------------------
Registration Statement, or amendment thereof, before it becomes effective under the Securities Act and any prospectus which may be filed by the Company with the Commission pursuant to Rule 424(a) (or any successor applicable rule) of the rules and regulations under the Securities Act (the "Rules and Regulations") in
                                                     ---------------------
connection with the Registration Statement.

          "Primary Treasury Dealer" has the meaning specified in the definition
           -----------------------
of Quotation Agent in this Section 1.

          "Prospectus" means the final prospectus which will be filed with the
           ----------
Commission pursuant to Rule 424(b) (or any successor applicable rule) of the Rules and Regulations and deemed to be a part of the Registration Statement at the time of its effectiveness under the Securities Act pursuant to paragraph (b) of Rule 430A (or any successor applicable rule) of the Rules and Regulations.

          "Purchase Agreement" means the Purchase Agreement dated as of July 10,
           ------------------
2000 by and among the Company and the Purchasers named therein.

          "Quotation Agent" means Credit Suisse First Boston Corporation and its
           ---------------
successors; provided, however, that if Credit Suisse First Boston Corporation
            --------  -------
shall cease to be a primary United States Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Company shall substitute
                     -----------------------
therefor another Primary Treasury Dealer.

          "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any
           -------------------------
other Primary Treasury Dealer selected by the Remarketing Agent after consultation with the Company.

          "Reference Treasury Dealer Quotations" means, with respect to each
           ------------------------------------
Reference Treasury Dealer, the arithmetic mean, as determined by the Remarketing Agent of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Remarketing Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the Reset Date.

          "Registration Statement" means a registration statement covering the
           ----------------------
securities to be issued in the Remarketing filed with the Commission pursuant to the Securities Act, including any amendments thereto and any document or other information incorporated by reference therein.

          "Remarketing" has the meaning specified in Section 2(b).
           -----------

          "Remarketing Agent" has the meaning assigned to such term in the
           -----------------
preamble to this Agreement and, upon the appointment of a successor Remarketing Agent in accordance with Section 10, shall mean such successor Remarketing Agent.

          "Remarketing Conditions" means the following factors:  (i) short-term
           ----------------------
and long-term market interest rates and indices of such short-term and long-term interest rates, (ii) market supply and demand for short-term and long-term securities, (iii) yield curves for short-term and long-term securities comparable to the Subject Securities, (iv) industry and financial conditions which may affect the Subject Securities, (v) the number of Subject Securities to be remarketed, (vi) the number of potential purchasers, (vii) the current ratings by nationally recognized statistical rating organizations of debt of the Company, (viii) the number of shares of Class D Common Stock, if any, into which the Subject Securities will be convertible and (ix) the length and type of call protections, if any.

          "Remarketing Notice" has the meaning specified in Section 2(d).
           ------------------

          "Reset Date" means any date (1) not later than the Final Reset Date,
           ----------
or, if such date is not a Business Day, the next succeeding Business Day and (2) not earlier than 80 Business Days prior to the Final Reset Date, as may be determined by the Remarketing Agent, in its sole discretion, for settlement of a successful Remarketing.

          "Rules and Regulations" has the meaning specified in the definition of
           ---------------------
Preliminary Prospectus in this Section 1.

          "Securities Act" means the Securities Act of 1933,  as amended from
           --------------
time to time, and the rules and regulations promulgated thereunder.

          "Securities Counsel" means counsel experienced in matters relating to
           ------------------
securities law.

          "Subject Securities" means the HIGH TIDES.
           ------------------

          "Tender Agent" means American Stock Transfer & Trust Co.
           ------------

          "Tender Notification Date" means a Business Day no earlier than ten
           ------------------------
(10) Business Days following the date of the Remarketing Notice (or such shorter period as shall be agreed to by the Remarketing Agent).

          "Term Call Protections" has the meaning assigned to such term in
           ---------------------
Section 2(c).

          "Term Conversion Ratio" has the meaning assigned to such term in
           ---------------------
Section 2(c).

          "Term Conversion Price" has the meaning assigned to such term in
           ---------------------
Section 2(c).

          "Term Provisions" has the meaning specified in Section 2(c).
           ----------------

          "Term Rate" has the meaning assigned to such term in Section 2(c).
           ----------

          "30-Year Treasury Rate" means (i) the yield, under the heading
           ----------------------
which represents the average for the week immediately prior to the date of calculation, appearing in the most recently published statistical release designated H.15(519) or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities for the 30 year treasury bonds (or if 30 year treasury bonds are no longer issued, the longest maturity treasury bond then being issued) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Reset Date. The 30-Year Treasury Rate shall be calculated by the Remarketing Agent on the third Business Day preceding the Reset Date.

          2.   Acceptance and Performance of Duties.  The Remarketing Agent, the
               -------------------------------------
Company and the Tender Agent agree as follows:

          (a) The Remarketing Agent will perform the duties and obligations of Remarketing Agent in connection with the Subject Securities as specified in this Agreement in good faith and in compliance with the provisions of applicable laws.

          (b) The Remarketing Agent will use its best efforts to remarket all Subject Securities tendered or deemed tendered for sale in accordance with the terms and provisions of this Agreement (the "Remarketing"); provided, however,
                                             -----------    --------  -------
that the Remarketing Agent will not be obligated to attempt to remarket such Subject Securities, or to determine the Term Rate pursuant to Section 2(c) below, if (A) in the Remarketing Agent's judgment any (i) Disclosure Document provided by the Company in connection with the Remarketing or (ii) document publicly disclosed (including in a filing pursuant to the Exchange Act) by or on behalf of the Company, includes any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless the Remarketing Agent is satisfied in its sole discretion that such statement or omission has been properly corrected, (B) unless the Company provides a No Registration Opinion to the Remarketing Agent prior to the Tender Notification Date, the Company shall have failed to have the Registration Statement declared effective by the Commission on or prior to the Tender Notification Date and remain effective at least through and including the Reset Date, provided that
                                                                --------
the Registration Statement may be declared effective later than the Tender Notification Date if the Company provides an opinion of Securities Counsel to the Remarketing Agent to the effect that such Registration Statement need not become effective until the date the Initial Remarketing Period is required to commence and the Remarketing Agent consents to such delay or (C) the Company fails to comply with the requirements set forth in Section 6(c) of this Agreement. The Remarketing Agent may, but except as provided in Section 11 shall not be obligated to, purchase tendered Subject Securities for its own account.

          (c) The Remarketing Agent has agreed to use its best efforts to remarket all Subject Securities tendered for Remarketing on the Tender Notification Date. The Remarketing Agent will establish, effective beginning on the Reset Date, (i) the rate (the "Term Rate") per annum at which Dividends will
                                   ---------
accrue on the Subject Securities, (ii) the term conversion ratio and price, which determine the number of shares of Class D Common Stock, if any, into which each Subject Security may be converted (respectively, the "Term Conversion
                                                           ---------------
Ratio" and the "Term Conversion Price") and (iii) the price, manner and time, if
-----           ---------------------
any, at which the Subject Securities may be redeemed (the "Term Call
                                                           ---------
Protections" and together with the Term Rate, Term Conversion Ratio and Term
-----------
Conversion Price, the "Term Provisions").  The Remarketing Agent will use its
                       ---------------
best efforts to establish the Term Provisions most favorable to the Company consistent with the successful remarketing of Subject Securities tendered therefor at a price equal to 101% of the aggregate Par Amount thereof; provided
                                                                       --------
that each Subject Security will have the same Term Provisions; provided that the
                                                               --------
Term Provisions may not permit the Company to redeem the Subject Securities for a price less than the aggregate Par Amount thereof plus any accrued and unpaid Dividends thereon; and, provided further, that if no Subject Security is
                        ----------------
tendered for remarketing on the Tender Notification Date, the Remarketing will not take place (although the Remarketing will not be deemed to have failed), and the Remarketing Agent will set the Term Provisions in a manner consistent with the Remarketing Notice that it believes, in its sole discretion, would result in a price per Subject Security equal to 101% of its Par Amount.

          (d) The remarketing process will commence on the first Business Day following the Tender Notification Date and will be conducted on the following schedule and in the following manner:

At least 30 Business Days, but not      The Company shall cause a notice (the
more than 90 Business Days prior to     "Remarketing Notice") to be sent to
the Final Reset Date:                    ------------------
                                        holders of the Subject Securities and
                                        the Tender Agent stating whether it
                                        intends to remarket the Subject
                                        Securities as securities which will
                                        be convertible into Class D Common
                                        Stock of the Company (a "Convertible
                                                                 -----------
                                        Remarketing") or which will be
                                        -----------
                                        nonconvertible (a "Nonconvertible
                                                           --------------
                                        Remarketing").
                                        -----------

The date of the Remarketing Notice      Each outstanding Subject Security shall
through the Tender Notification Date:   be deemed to have been tendered for
                                        remarketing unless the holder thereof
                                        has given irrevocable notice to the
                                        contrary to the Tender Agent (which the
                                        Tender Agent will promptly remit to the
                                        Remarketing Agent). Such irrevocable
                                        notice, which may be telephonic or
                                        written (provided that if such notice is provided telephonically, the holder must provide promptly thereafter written confirmation of such irrevocable notice to the Tender Agent), must be delivered prior to 5:00 p.m., New York City time, on the Tender Notification Date. A holder's notice of an election to retain
                                        Subject Securities must state the number of Subject Securities to be retained
                                        (which must be all of the Subject
                                        Securities represented by the applicable certificate, unless such certificate is a Global Security Certificate), the number of the certificate representing the Subject Securities not to be deemed to have been so tendered and the number of Subject Securities represented by such certificate. Any transferee of a Subject Security for which such notice has been provided shall be bound thereby. The failure by a holder of Subject Securities to give timely notice of an election to retain all (or, in the case of a Global Security Certificate, any part) of such holder's Subject
                                        Securities will constitute the
                                        irrevocable tender for sale in the
                                        Remarketing of all the Subject
                                        Securities it holds. A holder of Subject
                                        Securities which has not duly given
                                        notice that it will not tender and
                                        retain its Subject Securities will cease to have any further rights with respect to such Subject Securities upon the successful remarketing thereof, except the right of such holder to receive an
                                         amount equal to (i) from the
                                         proceeds of the Remarketing, 101% of
                                         the aggregate liquidation amount
                                         thereof, plus (ii) from the Company,
                                         any accrued and unpaid Dividends
                                         thereon to (but excluding) the Reset
                                         Date.


 Beginning the first Business Day        If any Subject Securities are
 following the Tender Notification       tendered for remarketing, the
 Date:                                   Remarketing Agent will commence a
                                         Convertible Remarketing or a
                                         Nonconvertible Remarketing, as the
                                         case may be (in either case, an
                                         "Initial Remarketing"), in
                                          -------------------
                                         accordance with the terms of this
                                         Agreement and pursuant to the
                                         instructions set forth in the
                                         Remarketing Notice.  The Remarketing
                                         Agent will determine, and upon
                                         request make available to interested
                                         persons, nonbinding indications of
                                         the Term Provisions based upon
                                         then-current Remarketing Conditions.
                                         The Remarketing Agent will solicit
                                         and receive orders from prospective
                                         investors to purchase tendered
                                         Subject Securities.  The Initial
                                         Remarketing shall be deemed to have
                                         failed (an "Initial Failed
                                                     --------------
                                         Remarketing") if (i) despite using
                                         -----------
                                         its best efforts, the Remarketing
                                         Agent is unable to establish, prior
                                         to the Initial Remarketing
                                         Termination Date, a Term Rate which
                                         is less than or equal to the Maximum
                                         Rate, (ii) the Remarketing Agent is
                                         excused from Remarketing the Subject
                                         Securities because of (a) the
                                         failure by the Company to satisfy a
                                         condition in this Agreement or (b)
                                         the occurrence of a Market Event,
                                         (iii) there is no Remarketing Agent
                                         on the first day of the Initial
                                         Remarketing Period, or (iv) prior to
                                         the Initial Remarketing Termination
                                         Date, Term Provisions are
                                         established by the Remarketing
                                         Agent, but the Remarketing Agent is
                                         unable to consummate the sale of one
                                         or more of the Subject Securities
                                         tendered for remarketing because of
                                         the occurrence of a Market Event.




 Remainder of the Initial Remarketing    The Remarketing Agent will continue,
 Period:                                 if necessary, using its best efforts
                                         to remarket the Subject Securities
                                         tendered for remarketing as described
                                         above, adjusting the non-binding
                                         indications of the Term

                                        Provisions necessary to establish
                                        the Term Provisions most favorable
                                        to the Company consistent with
                                        remarketing all Subject Securities
                                        tendered therefor at 101% of the Par
                                        Amount, until the Initial
                                        Remarketing is completed or is
                                        deemed to have failed.  See the
                                        definition of an Initial Failed
                                        Remarketing above. Promptly upon
                                        determination of the Term
                                        Provisions, the Remarketing Agent
                                        will communicate such Term
                                        Provisions to the Tender Agent,
                                        which will communicate such Term
                                        Provisions to the Paying Agent, the
                                        Company and each holder (if any)
                                        which timely elected not to tender
                                        all of its Subject Securities for
                                        remarketing, by delivery of a
                                        written notice or by telephone
                                        promptly confirmed by telecopy or
                                        writing.

Beginning the first Business Day        If the Initial Remarketing fails
following an Initial Failed             because the Remarketing Agent (i) was
Remarketing (if applicable):            not able to establish a Term Rate
                                        less than or equal to the Maximum
                                        Rate or (ii) having set Term
                                        Provisions prior to the reset date,
                                        was unable to sell one or more
                                        Subject Securities tendered for
                                        remarketing because of the occurrence
                                        of a Market Event, the Remarketing
                                        Agent will commence a second
                                        remarketing (the "Final Remarketing")
                                                          -----------------
                                        during the period beginning on the
                                        Business Day following the Initial
                                        Remarketing Termination Date and
                                        ending on the date which is 10
                                        Business Days later, or shorter
                                        period as shall be agreed to by the
                                        Remarketing Agent, which will be a
                                        Convertible Remarketing if the
                                        Initial Remarketing was a Non-
                                        convertible Remarketing and a Noncon-
                                        vertible Remarketing if the Initial
                                        Remarketing was a Convertible
                                        Remarketing. The Remarketing Agent
                                        will determine, and upon request make
                                        available to interested persons,
                                        nonbinding indications of the Term
                                        Provisions based upon then-current
                                        Remarketing Conditions.  The
                                        Remarketing Agent will solicit and
                                        receive orders from prospective
                                        investors to purchase tendered
                                        Subject Securities.  The Final
                                        Remarketing will be deemed to have
                                        failed (a "Final Failed Remarketing")
                                                   ------------------------
                                        if (i) despite using its best
                                         efforts, the Remarketing Agent is
                                         still not able to establish a Term
                                         Rate less than or equal to the
                                         Maximum Rate prior to the expiration
                                         of the Final Remarketing Period,
                                         (ii) the Remarketing Agent is
                                         excused from Remarketing the Subject
                                         Securities because of (a) the
                                         failure by the Company to satisfy a
                                         condition in this Agreement or (b)
                                         the occurrence of a Market Event or
                                         (iii) Term Provisions are
                                         established by the Remarketing
                                         Agent, but the Remarketing Agent is
                                         unable to consummate the sale of one
                                         or more of the Subject Securities
                                         tendered for remarketing because of
                                         the occurrence of a Market Event.


Remainder of the Final Remarketing       The Remarketing Agent will continue,
Period (if applicable):                  if necessary, to use its best
                                         efforts to remarket the Subject
                                         Securities, as described above,
                                         adjusting the non-binding
                                         indications of the Term Provisions
                                         as necessary to establish the Term
                                         Provisions most favorable to the
                                         Company consistent with remarketing
                                         all Subject Securities tendered
                                         therefor at 101% of the Par Amount
                                         until the Final Remarketing is
                                         completed or is deemed to have
                                         failed.  See the definition of a
                                         Final Failed Remarketing above.  If
                                         the Remarketing Agent is able to
                                         establish a Term Rate less than or
                                         equal to the Maximum Rate during the
                                         Final Remarketing Period, it will
                                         promptly communicate such Term
                                         Provisions to the Tender Agent,
                                         which will communicate such Term
                                         Provisions to the Paying Agent, the
                                         Company and each holder (if any)
                                         which timely elected not to tender
                                         all of its Subject Securities for
                                         remarketing, by delivery of a
                                         written notice or by telephone
                                         promptly confirmed by telecopy or
                                         writing.


Reset Date:                              New holders must deliver the purchase
                                         price for the remarketed securities
                                         in same-day funds to the Remarketing
                                         Agent and the Remarketing Agent will
                                         deliver such purchase price to the
                                         Tender Agent (in like funds).
                                         Settlement of transactions in
                                         connection with the remarketing will
                                         take place on the Reset Date, or
                                         such date as the

                                         Remarketing Agent may, in its sole
                                         discretion, determine, or as
                                         otherwise required by applicable law.
                                         Payments to tendering holders who
                                         hold Subject Securities in the form
                                         of one or more Global Security
                                         Certificates will be made in the
                                         manner provided in the Offering
                                         Circular under "Description of HIGH
                                         TIDES--Form, Book-Entry Procedures
                                         and Transfer."  Tendering holders
                                         who hold Subject Securities in
                                         certificated form (other than in
                                         the form of Global Security
                                         Certificates) must deliver their
                                         certificates properly endorsed
                                         for transfer to the Tender Agent by
                                         2:30 p.m. New York City time on the
                                         Reset Date (or any succeeding date)
                                         to receive payment of the purchase
                                         price for their Subject Securities.
                                         Subject to compliance with the
                                         preceding two sentences, the Tender
                                         Agent will pay former holders the
                                         proceeds of the Remarketing of their
                                         Subject Securities by the
                                         Remarketing Agent.  In the event of
                                         a Final Failed Remarketing, the Term
                                         Rate shall be a rate equal to the
                                         30-Year Treasury Rate plus 6% per
                                         annum, the Term Conversion Price
                                         will be equal to 105% of the average
                                         Closing Price of the Company's Class
                                         D Common Stock for the five (5)
                                         consecutive trading days after the
                                         Final Remarketing Period, and the
                                         Remarketing Agent shall set any
                                         other terms not provided for herein
                                         upon a Final Failed Remarketing.
                                         In the event of a Final Failed
                                         Remarketing, all outstanding Subject
                                         Securities will be redeemable by the
                                         Company, in whole or in part, at any
                                         time on or after the third
                                         anniversary of the Reset Date at a
                                         redemption price equal to 100% of
                                         the aggregate liquidation amount,
                                         plus accrued and unpaid Dividends,
                                         thereon.  On and after the Reset
                                         Date, the terms of all Subject
                                         Securities, whether or not tendered
                                         for remarketing, will be modified by
                                         the Term Provisions, as the same
                                         shall be established by the
                                         Remarketing Agent.  If the Subject
                                         Securities are not held by The
                                         Depository Trust Company or its
                                         nominee in the form of one or more
                                         Global Security Certificates,
                                         certificates representing
                                         remarketed Subject Securities will be
                                         issued to the purchasers thereof,
                                         irrespective of whether the
                                         certificates formerly representing
                                         such Subject Securities have been
                                         delivered to the Tender Agent.


          3.  Representations, Warranties, Covenants and Agreements of the
              ------------------------------------------------------------
Company and the Remarketing Agent.  (a)  The Company represents, warrants,
----------------------------------
covenants and agrees with the Remarketing Agent as follows:

          (i) the Company has full power and authority to enter into this Agreement and will have full power and authority to enter into any agreements which it may enter into in connection with the Remarketing; this Agreement and the transactions contemplated hereby have been, and each other such agreement and the transactions contemplated thereby will be, duly authorized, executed and delivered by the Company; and this Agreement is, and each such other agreement will be at the Reset Date, a valid and binding obligation of the Company, enforceable against the Company, as applicable, in accordance with its terms;

          (ii) the consummation of the transactions contemplated herein do not now, and the consummation of the transactions contemplated in any other agreement entered into by the Company in connection with the Remarketing will not, at the Reset Date, conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or other encumbrance upon any property or assets of the Company or any of the Company's subsidiaries pursuant to any contract, indenture, declaration of trust, deed of trust, mortgage, loan agreement, note, lease or other instrument or agreement to which the Company or any of its subsidiaries is or will be a party or by which it or any of them may be bound, or to which any of the property or assets of any of them is or will be subject, nor will such actions result in any violation of the provisions of the certificate of incorporation, the by-laws or other organizational document of the Company or any of its subsidiaries or any statute (including the Securities Act, the Exchange Act and state securities laws) or any order, rule or regulation of any court or governmental agency or body (including the Commission) which has or will have jurisdiction over the Company or any of its subsidiaries or any of their material property or assets except for a conflict, breach, default, lien, charge or encumbrance which could not reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated herein or therein;

          (iii) all required consents, rulings and approvals of governmental authorities (other than "Blue Sky" authorities) required in connection with the execution and delivery by the Company of this Agreement and any agreement entered into by the Company in connection with the transactions contemplated by any Disclosure Documents, and the performance by the Company of its obligations hereunder and thereunder, have been obtained and are in full force and effect and, at the Reset Date, will have been obtained and be in full force and effect;

          (iv) except as disclosed in the Disclosure Documents, neither the Company nor any of its subsidiaries is or, at the Reset Date, will be (i) in violation of its certificate of incorporation, by-laws or other organizational document, (ii) in default in any respect, and no event has occurred or will have occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any contract, indenture, declaration of trust, deed of trust, mortgage, loan agreement, note, lease or other instrument or agreement to which it is or will be bound or to which any of its properties or assets is or will be subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject;

          (v) the Disclosure Documents, including as provided in Section 3(x), will not, at the Effective Time and thereafter through and including the Reset Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation,
                                        --------
     warranty or agreement is made as to information contained in or omitted from the Disclosure Documents in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent specifically for inclusion therein;

          (vi) the financial statements of the Company contained (or incorporated by reference) in the Disclosure Documents will present fairly the financial position of the Company as of the dates indicated, and the results of operations and changes in financial position of the Company for the periods covered, in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise set forth therein;

          (vii) after the date of the most recent financial statements of the Company contained (or incorporated by reference) in the Disclosure Documents, there will not have been any material adverse change in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, except as disclosed in the Disclosure Documents;

          (viii) except as disclosed in the Disclosure Documents, there will be no legal or governmental proceedings pending at the Reset Date to which the Company or any of its subsidiaries is a party or of which any material property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, might have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole;

          (ix) any description of a contract, indenture, declaration of trust, deed of trust, mortgage, loan agreement, note, lease or other instrument or agreement contained in the Disclosure Documents will be, at the Effective Time and thereafter through and including the Reset Date, true, complete and correct in all material respects; and

          (x) If the Registration Statement is filed, the Registration Statement at the Effective Time will conform to the requirements of the Securities Act and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of the Effective Time and thereafter through and including the Reset Date, will conform to the requirements of the Securities Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no
                                                               --------
     representation, warranty or agreement is made as to information contained in or omitted from any Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent specifically for inclusion therein.

          (b) The Remarketing Agent represents, warrants, covenants and agrees with the Company that if it shall not have received a No Registration Opinion and the Registration Statement shall not be effective on the Tender Notification Date (or such later date as may be provided in Section 2(b)), the Remarketing Agent will offer and sell the Subject Securities only in compliance with the federal and state securities laws applicable to unregistered sales of securities in effect at the time of the Remarketing.

          4.  Fees and Expenses.  (a)  The Company agrees to pay to the
              ------------------
Remarketing Agent upon settlement of the transactions contemplated by the Remarketing (i) as compensation for its services hereunder, a fee equal to 1% of the aggregate Par Amount of outstanding Subject Securities on the Reset Date upon settlement of the transactions contemplated by the Remarketing, plus (ii) all out-of-pocket expenses reasonably incurred by the Remarketing Agent in connection with the performance of its duties; provided that if both the Initial
                                               --------
Remarketing and the Final Remarketing fail, the Company shall not be required to pay any fees to, or reimburse any out-of-pocket expenses of, the Remarketing Agent.

          (b) The Remarketing Agent acknowledges and agrees that the performance of its duties hereunder will be without charge to holders or purchasers of the Subject Securities other than the Company.

          5.  Broker-Dealer Participation.  The Remarketing Agent shall enter
              ----------------------------
into Broker-Dealer Agreements with all broker-dealers ("Broker-Dealers"), if
                                                        --------------
any, which it selects to have participate in the remarketing process; provided
                                                                      --------
that (i) such Broker-Dealers agree to comply with the terms of this Agreement, including the terms of Section 3(b) of this Agreement, (ii) any fees or commissions paid to the Broker-Dealers shall be paid by the Remarketing Agent out of the fees it is paid pursuant to Section 4(a), and (iii) the Remarketing Agent agrees to provide to the Company an executed copy of each Broker-Dealer Agreement. Neither the Remarketing Agent nor the Company shall be responsible for the out-of-pocket expenses of such Broker-Dealers or for ensuring compliance by such Broker-Dealers with the terms of this Agreement (except, with respect to the Remarketing Agent, as specifically set forth in the Broker-Dealer Agreement).

          6.  Disclosure Documents and Other Information.  (a)  If (i) the
              -------------------------------------------
Registration Statement is not required to be filed with the Commission pursuant to the provisions of Section 2(b) of this Agreement and (ii) the Remarketing Agent determines that it is necessary or desirable to use a disclosure document in connection with the performance of its obligation to remarket the Subject Securities, the Remarketing Agent will notify the Company and the Company will provide to the Remarketing Agent prior to the Tender Notification Date at the Company's expense a disclosure document or documents reasonably satisfactory to the Remarketing Agent and its counsel in respect of the Subject Securities (collectively, and including any documents or other information incorporated by reference therein, the "Nonregistered Offering Documents"). The Company will
                        --------------------------------
supply the Remarketing Agent at the Company's expense with such number of copies of the Disclosure Documents as the Remarketing Agent reasonably requests from time to time. The Company will supplement and amend the Disclosure Documents so that at all times they will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements in the Disclosure Documents, in light of the circumstances under which they were made, not misleading.

          (b) The Company agrees to furnish to the Remarketing Agent (i) as promptly as practicable after they are available, all regular and periodic reports, if any, which the Company files with the Commission, if any, under the Exchange Act and all reports which the Company provides generally to holders of its publicly held securities and (ii) from time to time, such other information concerning the Company as the Remarketing Agent may reasonably request.

          (c) The Company will provide the Remarketing Agent with such certificates, opinions of counsel, accountants' letters and other support for the information contained in any Disclosure Documents as the Remarketing Agent and its counsel may reasonably request.

          (d) If the Registration Statement is filed with the Commission, the Company agrees that it will:

          (i) prepare the Registration Statement in conformity with the requirements of the Securities Act and the Rules and Regulations;

          (ii) cause the Registration Statement to become effective prior to the Tender Notification Date (or such later date as may be permitted in accordance with the provisions of Section 2(b));

          (iii) prepare the Prospectus in a form approved by the Remarketing Agent and file the Prospectus in accordance with Rule 424(b) (or any successor applicable rule) under the Securities Act and Rule 430A(a)(3) (or any successor applicable rule) under the Securities Act; make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; advise the Remarketing Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and furnish the Remarketing Agent with copies thereof; advise the Remarketing Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the securities covered by such Registration Statement for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, promptly use its reasonable best efforts to obtain its withdrawal;

          (iv) furnish promptly to the Remarketing Agent and to counsel for the Remarketing Agent a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

          (v) deliver promptly to the Remarketing Agent such number of the following documents as the Remarketing Agent shall reasonably request: (1) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and
     (2) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a Prospectus is required at any time after the Effective Time in connection with the offering or sale of the securities covered by the Registration Statement and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, notify the Remarketing Agent and, upon its request, prepare and furnish without charge to the Remarketing Agent as many copies as the Remarketing Agent may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

          (vi) file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Remarketing Agent, be required by the Securities Act or requested by the Commission;

          (vii) prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 (or any applicable successor rule) of the Rules and Regulations, furnish a copy thereof to the Remarketing Agent and counsel for the Remarketing Agent;

          (viii) as soon as practicable after the Effective Time, make generally available to the Company's security holders and deliver to the Remarketing

     Agent an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) (or any applicable successor section) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158 (or any applicable successor rule));

          (ix) promptly from time to time take such action as the Remarketing Agent may request to qualify the securities covered by the Registration Statement for offering and sale under the securities laws of such jurisdictions as the Remarketing Agent may request and to take all steps necessary to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Subject Securities; provided, however,
                                                             --------  -------
     that in connection therewith the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not so qualified; and

          (x) use its best effort to have the Subject Securities listed on any securities exchange or quoted in any automated inter-dealer quotation system reasonably requested by the Remarketing Agent.

          7.  Indemnification.  (a)  The Company will indemnify and hold
              ---------------
harmless the Remarketing Agent, its partners, directors and officers and each person, if any, who controls such Remarketing Agent within the meaning of
Section 15 of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Remarketing Agent may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Disclosure Document, or any amendment or supplement thereto, or any Exchange Act Report or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, in the light of the circumstances under which they were made, and will reimburse the Remarketing Agent for any legal or other expenses reasonably incurred by the Remarketing Agent in connection with investigating or defending any such loss, claim, damage liability or action as such expenses are incurred; provided, however,
                                                          --------  -------
that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any Disclosure Document in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent specifically for use therein.

          (b) The Remarketing Agent will indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Disclosure Documents, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Agent on the other from the Remarketing of the Subject Securities in accordance with this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Remarketing Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Remarketing Agent on the other shall be deemed to be in the same proportion as the aggregate outstanding Liquidation Amount bear to the fees received by the Remarketing Agent from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Remarketing Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Remarketing Agent shall not be required to contribute any amount in excess of the amount by which the aggregate outstanding Liquidation Amount of the Subject Securities remarketed exceeds the amount of any damages which the Remarketing Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Remarketing Agent within the meaning of the Securities Act or the Exchange Act; and the obligations of the Remarketing Agent under this Section shall be in addition to any liability which the Remarketing Agent may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

          (f) The Company agrees to indemnify and hold the Tender Agent harmless against any loss, liability or expense (including the reasonable fees and expenses of the Tender Agent's counsel) incurred without negligence or bad faith on the Tender Agent's part arising out of or in connection with the carrying out of the Tender Agent's duties hereunder, including the costs and expenses of defending the Tender Agent against any claim or liability. In no case shall the Company be liable under this indemnity with respect to any claim against the Tender Agent unless the Company shall be notified in writing by the Tender Agent of the written assertion of a claim against the Tender Agent promptly after the Tender Agent shall have received any such written assertion. The Company shall be entitled to participate at its own expense in the defense of any suit brought to enforce any such claim; and if the Company so elects at any time after receipt of such notice, the Company shall assume the defense of any such suit. In the event that the Company shall so assume the defense of any such suit, the Company shall not be liable for the fees and expenses of any additional counsel thereafter retained by the Tender Agent, so long as the Company shall retain counsel reasonably satisfactory to the Tender Agent to defend such suit.

          8.  Remarketing Agent's Liabilities.  Except as specifically provided
              --------------------------------
in Section 7, the Remarketing Agent shall incur no liability to the Company, the Tender Agent or any holder of Subject Securities for its actions as Remarketing Agent pursuant to the terms hereof without gross negligence or in the absence of wilful misconduct. The undertaking of the Remarketing Agent to remarket any Subject Securities shall be on a "best efforts" basis.

          9.  Termination.  This Agreement will terminate upon the earliest to
              ------------
occur of the following: (i) the written agreement of all parties hereto; (ii) the date that no Subject Security is outstanding; and (iii) the day immediately following the Reset Date. The provisions of Sections 7, 8, 11 and 12 hereof will continue in effect as to actions prior to the date of termination, and each party will pay to the others any amounts owing at the time of termination.

          10.  Resignation and Removal; Appointment of Successor.  (a)  The
               --------------------------------------------------
Remarketing Agent may resign at any time hereunder by giving at least 30 days' written notice thereof to the Company and the Tender Agent. No successor need have accepted its appointment for such resignation to be effective.

          (b) The Remarketing Agent may be removed at any time for Cause by the holders of a majority in aggregate Par Amount of the Subject Securities outstanding, by written notice to the Remarketing Agent, the Tender Agent and the Company. No successor need have accepted its appointment for such removal to be effective.

          (c)  If the Remarketing Agent resigns or is removed in accordance with
Section 10(b), the Company will use its best efforts to appoint as the successor Remarketing Agent hereunder an investment bank, broker, dealer or other organization which, in the judgment of the Company, is qualified to remarket the Subject Securities and to establish the Term Provisions. If the Company fails to so appoint a successor Remarketing Agent reasonably promptly, in light of the proximity of the Tender Notification Date, or if such successor fails to accept such appointment, the holders of not less than 25% in aggregate Par Amount of the Subject Securities outstanding, by written notice to the Tender Agent and the Company, may appoint a successor Remarketing Agent which is an investment bank, broker, dealer or other organization qualified to remarket the Subject Securities and to establish the Term Provisions; provided that for purposes of
                                                 --------
determining the holders of not less than 25% in aggregate Par Amount of the Subject Securities outstanding, Subject Securities owned by the Company or any of its affiliates shall be disregarded and deemed not to be outstanding.

          (d) A successor Remarketing Agent shall accept its appointment by executing and delivering a written instrument of acceptance to the Tender Agent and the Company.

          (e) The provisions of Sections 7, 8, 11 and 12 hereof will continue in effect as to actions of the Remarketing Agent prior to the date of resignation or removal, and the Remarketing Agent will pay to and have the right to receive from the other parties hereto any amounts owing at the time of such event.

          (f) The Tender Agent shall provide written notice of each resignation and each removal of the Remarketing Agent and each appointment of a successor Remarketing Agent and such successor's acceptance thereof by first-class mail, postage prepaid, to the holders of the Subject Securities as their names and addresses appear in the applicable register.

          (g) Any corporation or other entity into which the Remarketing Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Remarketing Agent may be a party, or any corporation succeeding to all or substantially all of the business of the Remarketing Agent, shall be the successor of the Remarketing Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

          11.  Dealing in Subject Securities by Remarketing Agent.  The
               --------------------------------------------------
Remarketing Agent, either as principal or agent, may buy, sell, own, hold and deal in Subject Securities, and may join in any action which any owner of the Subject Securities may be entitled to take with like effect as if it did not act in any capacity hereunder. Except as provided in the next succeeding sentence, the Remarketing Agent is under no obligation at any time to purchase Subject Securities. If the Term Rate is established by the Remarketing Agent but on the Reset Date the Remarketing Agent is unable to consummate the sale of one or more Subject Securities tendered for remarketing, the Remarketing Agent shall purchase such Subject Securities on the Reset Date for 101% of their aggregate Par Amount; provided, however, that the Remarketing Agent shall have no
            --------  -------
obligation to purchase such Subject Securities in the event of a Failed Remarketing. The Remarketing Agent agrees that the purchase of Subject Securities for its own account or the account of its affiliates will be upon terms no more favorable to it than those pertaining to the purchase of Subject Securities in the market (which shall be determined by the Remarketing Agent in its sole discretion) in general at the time of such purchase and that neither it nor its affiliates will elect to retain Subject Securities on the Reset Date if the Subject Securities could be remarketed pursuant to this Agreement on terms more favorable to the Company than the terms upon which the Remarketing Agent or such affiliates would continue to hold it. The Remarketing Agent, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Company and may act as depository, trustee or agent for any committee or body of owners of Subject Securities or other obligations of the Company as freely as if it had no obligations hereunder.

          12.  Records.  The Remarketing Agent agrees to keep books and records
               -------
relating to its activities as Remarketing Agent in accordance with standard industry practice.

          13.  Purchase and Sales by Company.  While the Company and its
               -----------------------------
affiliates may from time to time purchase, hold and sell Subject Securities, the Company and the Remarketing Agent acknowledge that neither the Company nor any affiliate of the Company may acquire or bid to acquire Subject Securities on the Reset Date or submit orders in the Remarketing. The Remarketing Agent agrees that it will not knowingly remarket any Subject Securities to the Company or any of its affiliates.

          14.  Communication of Remarketing Conditions.  The Remarketing Agent
               ---------------------------------------
agrees, upon request from time to time by any holder of Subject Securities and to the extent the Remarketing Agent deems advisable, to advise such holder of current Remarketing Conditions.

          15.  Notices.  Unless otherwise provided herein, all notices,
               --------
requests, demands and formal actions hereunder shall be in writing and mailed or sent by facsimile transmission or delivered, as follows:

          If to the Company:

               Radio One, Inc.
               5900 Princess Garden Parkway
               Lanham, Maryland 20706
               Attention: General Counsel
               Telephone: (301) 429-2646
               Telecopy: (301) 306-9638

          If to the Tender Agent:

               American Stock Transfer & Trust Co., as Tender Agent
               40 Wall Street
               New York, New York 10005
               Attention: Susan Silber
               Telephone: (212) 936-5100
               Telecopy: (212) 236-4588

          If to the Remarketing Agent:

               Credit Suisse First Boston Corporation
               Eleven Madison Avenue
               New York, New York 10010-3629
               Attention: Transactions Advisory Group - Joseph D. Fashano
               Telephone: (212) 325-2107
               Telecopy: (212) 325-4296

          Each of the above parties may, by written notice given hereunder to the others, designate any further or different addresses or telecopier numbers to which subsequent notices, certificates, requests or other communications shall be sent. In addition, the parties hereto may agree to any other means by which subsequent notices, certificates, requests or other communications may be sent.

          16.  Successors and Assigns.  This Agreement shall be binding upon,
               -----------------------
inure to the benefit of and be enforceable by, the respective successors and assigns of the Company, the Tender Agent, the Remarketing Agent and the holders of the Subject Securities.

          17.  Entire Agreement.  Except as otherwise provided herein, this
               -----------------
Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, among the parties.

          19.  Descriptive Headings.  The descriptive headings of the several
               ---------------------
sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          20.  Amendment; Waiver.  (a)  This Agreement shall not be deemed or
               ------------------
construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of each of the Company, the Tender Agent and the Remarketing Agent.

          (b) Failure of any party to exercise any right or remedy under this Agreement in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

          21.  Severability.  If any clause, provision or section of this
               -------------
Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

          22.  Execution in Counterparts.  This Agreement may be executed in
               --------------------------
several counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart signed by the party against which enforcement of this Agreement is sought.

          23.  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN
               --------------
ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                         RADIO ONE, INC.


                              By:          /s/ Alfred C. Liggins
                                     -----------------------------------------
                                     Name: Alfred C. Liggins
                                     Title: President & CEO

                         AMERICAN STOCK TRANSFER & TRUST
                         CO., as Tender Agent


                              By:         /s/ Herbert J. Lemmer
                                     -----------------------------------------
                                     Name: Herbert J. Lemmer
                                     Title:   Vice President

                         CREDIT SUISSE FIRST BOSTON
                         CORPORATION, as Remarketing Agent


                              By:         /s/  Kristin M. Allen
                                     -----------------------------------------
                                     Name: Kristin M. Allen
                                     Title:    Managing Director